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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Year 2000 Domestic US and International Employee Stock Purchase Plans of Global TeleSystems, Inc., of our report dated February 4, 2000 with respect to the consolidated financial statements and schedules of Global TeleSystems, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


McLean, Virginia
June 26, 2000